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                                                                         EX-10.3
                                  NURSING HOME
                              MANAGEMENT AGREEMENT

      THIS MANAGEMENT AGREEMENT (the "Agreement") is made and entered into this 1st day of January 1995, by and between National Assistance Bureau, Inc., (hereinafter called "Owner"), and Capitol Care Management Company, Inc. (hereinafter called "CCMC").

      Owner and CCMC agree that CCMC shall manage Marshall C. Voss Care Center, HIarriman, Tennessee (the "Facility"), owned by Owner, containing 138 licensed nursing home beds, on the following tens and conditions:

                 SECTION ONE: MANAGEMENT DUTIES AND OBLIGATIONS

      1.01 Management of Facility. During the term of this Agreement, CCMC shall supervise the management of the Facility including but not limited to staffing, accounting, billing, collections, setting of rates and charges and general administration. In connection therewith CCMC (either directly or through supervision of employees of the Facility) shall:

            (a) Hire on behalf of Owner and maintain (to the extent such personnel are reasonably available in the community in which the Facility is located) an adequate staff of nurses, technicians, office and other employees, including an administrator, at wage and salary rates for various job classifications approved Dom time to time by Owner; and release employees at CCMC's discretion.

            (b) Recommend and institute, subject to approval of Owner, appropriate employee benefits. Employee benefits may include pension and profit-sharing plans, insurance benefits, incentive plans for key employees and vacation policies.

            (c) Design and maintain accounting, billing, patient and collection records; prepare and file insurance, Medicaid and any and all other necessary or desirable reports and claims related to revenue production.

            (d) Order, supervise and conduct a program of regular maintenance and repair of the Facility except that physical improvements costing more than $500.00 shall be subject to prior approval of Owner which shall not be unreasonably withheld.

            (e) Purchase supplies, drugs, solutions, equipment, Furniture and furnishings on behalf of Owner' except that purchases of items of equipment which cost more than $500.00 shall be subject to prior approval of Owner which shall not be unreasonably withheld.

            (f) Administer and schedule all services of the Facility.

            (g) Supervise and provide the operation of food service facilities.
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            (h) Provide for the orderly payment (to the extent funds of Owner are available therefore) of accounts payable, employee payroll, taxes and insurance premiums.

            (i) Institute standards and procedures for admitting patients, for charging patients for services, and for collecting the charges from the patients or third parties.


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            (j) Advise and assist Owner in obtaining and maintaining adequate insurance coverage with Owner, Manager and such other persons as requested by Owner named as insured for the Facility. CCMC shall advise Owner with regard to the availability, nature and desirable policy limits of insurance coverage for the Facility, and shall request and receive bids for such coverage.

            (k) Negotiate on behalf of Owner (and in conjunction with Owner's counsel) with any labor union lawfully entitled to represent employees of the Owner who work at the Facility, but any collective bargaining agreement of labor contact must be submitted to Owner for approval and execution.

            (1) Make periodic evaluation of the performance of all departments of the facility paying particular attention to those departments where there is an inconsistency between expenditures and budget.

            (m) Establish and maintain books of account using accounts and classifications consistent with those used by CCMC at other facilities owned or leased by it or its affiliates.

            (n) Advise and assist Owner in designing an adequate and appropriate public and personnel relations program.

      1.02 Reports to Owner. CCMC shall prepare and deliver to Owner monthly financial statements (unaudited) containing a balance sheet and statement of income in reasonable detail, and such monthly financial statements will be delivered to Owner within 30 days after the close of each calendar month. CCMC shall submit to Owner each 12 months a proposed budget for the operation of the Facility during the succeeding 12-month period, and shall use its best efforts to operate the Facility in accordance with the provisions of the budget submitted to and approved by Owner. CCMC shall submit to Owner each week a vacancy report for the Facility.

      1.03 Bank Accounts and Working Capital. CCMC shall deposit all funds received from the operation of the Facility in an Operating Account in a bank or banks presently being used by the Facility or such other banks as are designated from time to time by CCMC. Owner shall provide sufficient working capital for the operation of the Facility and shall make deposits in the Operating Accounts of such working capital from time to time upon the request of CCMC. All costs and expenses incurred in the operation of the Facility shall be paid out of the Operating Accounts. All checks or other documents withdrawal must be signed by the Comptroller of CCMC or his designate. Deposits may be made by the Comptroller of CCMC or his designate.

      1.04 Access to Records and Facility. The books and records kept by CCMC for the Facility shall be maintained at the Facility, although CCMC shall have the right to maintain copies of such records at its home office for the purpose of providing services under this Agreement. CCMC shall make available to Owner, its agents, accountants and attorneys, during normal business hours, all books and records pertaining to the Facility and CCMC shall promptly respond to any questions of Owner with respect to such books and records and


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shall confer with Owner at all reasonable times, upon request, concerning operation of the Facility. In addition, Owner shall have access to the Facility at all reasonable hours for the purpose of examining or inspecting the Facility.

      1.05 Licenses.

            (a) CCMC shall use its best efforts to manage the Facility in a manner necessary to maintain all necessary licenses, permits, consents, and approvals from all governmental agencies which have jurisdiction over the operation of the Facility. CCMC shall not assume the liability for any employee action, failure to act or negligence prohibiting the intent of this provision to be met.

            (b) Neither Owner nor CCMC shall knowingly take any action which may
(1) cause any governmental authority having jurisdiction over the operation of the Facility to institute any proceeding for the rescission or revocation of any necessary license, permit, consent or approval, or (2) adversely affect Owner's right to accept and obtain payments under Medicare, Medicaid, or any other public or private medical payment program; however, this Agreement in no way guarantees or warrants that any or all of the above will not or could not occur.

            (c) CCMC shall, with the written approval of Owner, have the right to contest by appropriate legal proceedings, diligently conducted in good faith, in the name of the Owner, the validity or application of any law, ordinance, rule, ruling, regulation, order or requirement of any governmental agency having jurisdiction over the operation of similar facilities. Owner, after having given its written approval, shall cooperate with CCMC with regard to the contest, and Owner shall pay the reasonable attorney's fees incurred win regard to the contest. Counsel for any such contest shall be mutually selected by CCMC and Owner. CCMC shall have the right, without the written consent of the Owner, to process all third-party payment claims for the services of the Facility, including the full right to contest adjustments and denials by governmental agencies (or their fiscal intermediaries) as third-party payer.

      1.06 Taxes. Any taxes or other governmental obligations properly imposed on the Facility are the obligations of the Owner, not of CCMC, and shall be paid out of the operating Accounts of the Facility. With the Owner's written consent, CCMC may contest the validity or amount of any such tax or imposition on the Facility in the same manner as described in Section 1.05(c).

      1.07 Use of CCMC's Personnel. CCMC shall actively utilize CCMC staff specialists in such areas as accounting, auditing, budgeting, computer services, dietary services, housekeeping, industrial engineering, interior design, legal, nursing, personnel, pharmaceutical, purchasing, systems and procedures, and third-party payments for services of facilities in the management of the Facility when considered desirable by CCMC or upon the reasonable request of Owner.


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                        SECTION TWO: TERM AND TERMINATION

      2.01 Term. The term of this Agreement shall commence on July 1, 1995 and shall terminate at Midnight on June 30, 2001, unless an earlier date is mutually agreed upon during the provision of section 2.02.

      This Agreement shall automatically renew for an additional three year term unless either party shall terminate this Agreement in accordance with Section 2.02.

      2.02 Termination. Owner may terminate this Agreement upon giving CCMC sixty (60) days written notice after the end of the third year of this Agreement. CCMC may terminate this Agreement at any time by giving the Owner sixty (60) days written notice.

                          SECTION THREE: MANAGEMENT FEE

      3.01 Fee to CCMC. During each term of this Agreement the Facility shall pay CCMC a fee equal to Fourteen Thousand dollars ($14,000.00) per month for the term of this Agreement. During the term of this Agreement, the management fee shall comply with Revenue Procedure 93-19.

      3.02 Timing of Payments to CCMC. Within twenty (20) days after the end of each month of the term, CCMC shall be paid the fee computed in accordance with the provisions of Section 3.01. The amount of such fee shall be calculated on the basis of monthly financial statements regularly prepared by CCMC in accordance with Section 1.02 hereof.

                        SECTION FOUR: COVENANTS OF OWNER

      4.1 Insurance. Owner shall provide and maintain throughout the Term, the following insurance with responsible companies naming Owner and CCMC (as its interest may appear) as insured thereunder in amounts approved by CCMC and Owner.

            (a) public liability insurance and insurance against theft of or damage to patient's property in the Facility or its Premises;

            (d) workman's compensation, employers' liability or similar insurance as may be required by law;

            (c) insurance against loss or damage to the Facility Down fire and such other risks and casualties now or hereafter embraced by "Extended Coverage," as well as such other risks and casualties with respect to which insurance is customarily carried for similar facilities;

            (d) business interruption insurance against loss of income due to the risks insured against under this Section 4.01;

            (e) personal injury liability insurance against claims of bodily injury or death or otherwise arising out of the operations of the Facility


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such insurance to afford minimum protection of not less than $1,000,000 in respect to bodily injury or death to any one person;

            (f) such other insurance or additional insurance as CCMC and Owner together shall reasonably deem necessary for protection against claims, liabilities and losses arising from the operation or ownership of the Facility.

      If Owner fails to effect or maintain any such insurance, Owner will indemnify CCMC against damage, loss or liability resulting from all risks for which such insurance should have been maintained, and CCMC may, but shall not be liable for its failure so to do, effect the same as the agent of Owner by taking our policies in such insurance companies as may be selected by CCMC, running for a period not to exceed one year.

      4.02 Convalescent Services. Owner covenants and agrees that Facility is and will continue to be a fully licensed nursing home containing the number of licensed beds set forth on the first page of this Agreement. CCMC and Owner agree that the services rendered by the Facility will not, during the term thereof, be changed in any material respect, unless there shall first have been mutual agreement between CCMC and Owner to such change.

                           SECTION FIVE: MISCELLANEOUS

      5.01 Assignment by CCMC. CCMC shall not assign its rights or obligations under this Agreement without the consent of Owner.

      5.02 Assignment by Owner. Owner shall not assign its rights or obligations under this Agreement without the notice to CCMC. 5.03 Binding on Successors and Assigns. The terms, covenants, conditions, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, their heirs, administrators, executors, successors and assigns, subject to provisions of Section 5.01 and 5.02 above.

      5.04 Negation of Partnership. Joint Venture and Agency. Nothing in this Agreement contained shall constitute or be construed to be or to create a partnership, joint venture or lease between Owner and CCMC with respect to the Facility. The parties intent for the relationship of CCMC to Owner under this Agreement to be that of an independent contractor, nor that of an agent. Owner shall not have the power to control the time method or manner of CCMC's performance hereunder, Owner shall look solely to the results to be achieved by CCMC, and nothing contained herein shall be construed to create a relationship of agency between CCMC and Owner.

      5.05 Notices. All notices hereunder by either party to the other shall be in writing. All notices, demands and request shall be deemed given when mailed, postage prepaid, registered, or certified mail, return receipt requested,

            (a) to Owner: Edward E. Lane


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                          National Assistance Bureau, Inc.
                          6000 Lake Forrest Drive, Suite 200
                          Atlanta, GA 30328

            (b) to CCMC: Capitol Care Management Company, Inc.
                         6000 Lake Forrest Drive, Suite 225
                         Atlanta, GA 30398

or to such other address or to such other person as may be designated by notice given from time to time during the term by one party to the other.

      5.06 Entire Agreement. This Agreement contains the entire agreement between the parties hereto, and no representations or agreements, oral or otherwise, between the parties not embodied herein or attached hereto shall be of any force and effect. Any additions or amendments to this Agreement subsequent hereto shall be of no force and effect unless in writing and signed by the party to be bound.

      5.07 Governing Law. This Agreement has been executed and delivered in the State of Georgia, all the teas and provisions hereof and the rights and obligations of the parties hereto shall be construed and enforced in accordance with the laws hereof.

      5.08 Captions and Headings. The captions and headings throughout this Agreement are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Agreement nor in any way affect this Agreement.

      5.09 Disclaimer of Employment of Facility Employees. No person employed by Owner in operation of the Facility will be an employee of CCMC, and CCMC will have no liability for payment of wages, payroll taxes and other expenses of employment, except that CCMC shall have the obligation to exercise reasonable care in its management of the Facility to properly apply available Facility funds to the payment of such wages and payroll taxes.

      5.10 Impossibility of Performance. Neither party to this Agreement shall be deemed to be in violation of this Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including without limitation, acts of God or of the public enemy, flood or storm, strikes or statutory regulation or rule of any federal, state, or local government, or any agency thereof.

      5.11 Non-assumption of Liabilities. CCMC shall not, by entering into and performing this Agreement, become liable for any of the existing or future obligations, liabilities or debts of Owner, and CCMC shall not be managing the Facility assume or become liable for any of the obligations, debts and liabilities of Owner, and CCMC will in its role as manager of the Facility have only the obligation to exercise reasonable care in its management and handling of the funds generated from the operation of the Facility.


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      5.12 Responsibility for Misconduct of Employees and Other Personnel. CCMC
will have no liability whatever for damages suffered on account of the dishonesty, willful misconduct or negligence of any employee of the Owner regarding the Facility in connection with damage or loss directly sustained by it by reason of the dishonesty, willful misconduct and gross negligence of CCMC employees in the operation of the Facility during the teen of this Agreement.

      5.13 Rights Cumulative, No Waiver. No right or remedy herein conferred upon or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of any event of default hereunder. The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy to be construed as a waiver or relinquishment thereof. Every right and remedy given by this Agreement to the parties hereto may be exercised from time to time and as often as may be deemed expedient by the parties hereto, as the case may be.

      5.14 Time of Essence. Time is of the essence of this Agreement.

      5.15 Invalid or Unenforceable Provisions. If any terms, covenants or conditions of this Agreement or the application thereIof to any person or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

      5.16 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

      5.17 Authorization of Agreement. CCMC and Owner represent and warrant, each to the other, thIat this Agreement has been duly authorized by its respective Board of Directors and, if required by law, shareholders; and that this Agreement consulates a valid and enforceable obligation of CCMC and Owner in accordance with its terms.

      5.18 Designation. Owner agrees that, during the term of this Agreement, CCMC shall have the right to designate and make public reference to the Facility as a Capitol Care ManaIgement Company, Inc., managed facility.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, the day and year first above written.

                                     CAPITOL CARE MANAGEMENT COMPANY, INC.
                                     By:/s/ Darrell C. Tucker

                                     NATIONAL ASSISTANCE BUREAU, INC.

                                     By: /s/ Edward E. Lane


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                  ADDITIONAL NURSING HOME MANAGEMENT AGREEMENTS

      The Registrant has additional Nursing Home Management Agreements with affiliates substantially identical to the foregoing. The material details of such agreements which differ are as follows:

                                    Owner       Date of  Termination   Monthly
Name of Facility      Location       (1)       Agreement    Date         Fee
----------------    -------------   -----      --------- ----------- -----------

Midway H.C.C.       Midway, GA       GJ(1)      7/1/95    12/31/00   $24,000

New Beginnings      Covington, GA    CHCS(1)    7/1/95    12/31/00   $28,000
Health & Rehab

Sea Breeze H.C.C.   Mobile, AL       WHH(1)(2)  7/1/94    7/31/00    $12,000


Parkway H.C.C.      Memphis, TN      CHCS(1)    4/1/95    3/31/00    3% of Gross
                                                                     Revenues(3)
-------------

(1) The names of the owners are abbreviated a follows: Gordon Jensen Health Care Associates, Inc. - GJ; Chamber Health care Society, Inc. - CHCS; Winter Haven Homes, Inc. - WHH.

(2) Owned by Sea Breeze Health Care Center, Inc., a subsidiary of Winter Haven Homes, Inc.

(3) In addition, the owner paid an initial fee of $100,000.


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